UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2019, Ekso Bionics Holdings Inc., a Nevada corporation (the “Company”), received written notice (the “Deficiency Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that because the closing bid price for the Company’s common stock listed on the Nasdaq Capital Market was below $1.00 per share for 30 consecutive business days, the Company does not meet the minimum closing bid price requirement for continued listing on the Nasdaq Capital Market. That requirement is set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules.

The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

Under Nasdaq Listing Rules, the Company has 180 calendar days from the date of the notification, or until March 16, 2020, to regain compliance with Nasdaq Listing Rules. To regain compliance, the closing bid price of the Company’s common stock on the Nasdaq Capital Market must be at least $1.00 per share for a minimum of ten consecutive business days prior to the expiration of such 180 day compliance period. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “EKSO” during this 180 day compliance period. If the Company does not regain compliance by March 16, 2020, the Company may be eligible for a second 180 day compliance period, provided that, on such date, the Company meets the continued listing requirement for market value of publicly held shares and all other applicable initial listing requirements for the Nasdaq Capital Market (other than the minimum closing bid price requirement) and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not indicate its intent to cure the deficiency, or if the Company fails to meet one or more of the other requirements described above, or if it appears to the staff of the Listing Qualifications Department that it is not possible for the Company to cure the deficiency, the Company will not be eligible for the second compliance period. In such case, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting from the Nasdaq Capital Market. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its common stock, with the Company’s common stock remaining listed on the Nasdaq Capital Market until the completion of the appeal process, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and to maintain the listing of its common stock on the Nasdaq Capital Market. The Company will monitor the closing bid price for its common stock between now and March 16, 2020. The Company has made no determination regarding any action or response to the Deficiency Notice at this time. There can be no assurance that the Company will be able to satisfy the minimum closing bid price requirement, or will otherwise be in compliance with other Nasdaq Listing Rules. If the Company’s common stock were delisted from the Nasdaq Capital Market, among other things, it would likely lead to a number of negative implications, including an adverse effect on the price of the Company’s common stock, reduced liquidity in the Company’s common stock, the loss of federal preemption of state securities laws with respect to shares issued in future offerings and greater difficulty in obtaining financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: September 20, 2019